Exhibit 5.1

Hunton Andrews Kurth LLP File No: 128688.0000002

April 9, 2025

Medalist Diversified REIT, Inc.

P.O. Box 8436

Richmond, Virginia 23226

Medalist Diversified REIT, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company with the United States Securities and Exchange Commission (the “SEC”) on April 9, 2025, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering of the common stock of the Company, par value $0.01 per share (the “Common Stock”), having a maximum aggregate offering price of $100,000,000 (the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)            The Registration Statement, including the form of prospectus contained therein (the “Prospectus”);

 (b)           the Articles of Incorporation of the Company, as amended, as certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as being in effect on April 1, 2025, and certified by the Secretary of the Company as being in effect on the date of the adoption of the resolutions specified in paragraph (d) below, and the date hereof (the “Articles of Incorporation”);

(c)           the Bylaws of the Company, certified by the Secretary of the Company as being in effect on the date of the adoption of the resolutions specified in paragraph (d) below, and the date hereof (the “Bylaws”);

(d)            resolutions of the Board of Directors of the Company adopted by unanimous written consent on April 8, 2025 authorizing the filing of the Registration Statement (the “Board Resolutions”);

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Medalist Diversified REIT, Inc.

April 9, 2025

(e)           an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(f)             a copy of the certificate, issued by the SDAT as of a recent date, as to the Company’s existence and good standing in the State of Maryland (the “Good Standing Certificate”); and

(g)           originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us, (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company), (vii) upon issuance of any Securities, the total number of shares of Common Stock issued, outstanding and reserved for issuance will not exceed the total number of shares that the Company is then authorized to issue under the Articles of Incorporation as then in effect and (viii) none of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth the Articles of Incorporation.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates and oral advice of public officials, without independent verification of their accuracy.

For purposes of this opinion letter, we do not purport to express an opinion on any laws other than those of the State of Maryland.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.              The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Medalist Diversified REIT, Inc.

April 9, 2025

2.              With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available and (b) such shares of Common Stock have been duly issued by the Company upon payment of the consideration therefor, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion of counsel an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP